UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 5, 2014

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 E. Colorado Boulevard Pasadena, California	91106-2375
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 6, 2014, Guidance Software, Inc. (the “Company”) issued a press release announcing its financial results for the three-month period ended September 30, 2014. A copy of the press release is furnished as a part of this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Exhibit 99.1 is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Entrance into/Adoption of a Material Compensatory Plan

(b) Departure of Principal Executive Officer, President and Director

The Company issued a press release today announcing the departure of Victor Limongelli as President and Chief Executive Officer of the Company and the resignation of Mr. Limongelli from the Company’s Board of Directors (the “Board”), each effective as of November 5, 2014. A copy of the press release is furnished as a part of this current report on Form 8-K as Exhibit 99.2 and is incorporated herein in its entirety by reference.

(c) Appointment of New Principal Executive Officer

The Company also announced today the appointment of Barry Plaga, the current Chief Financial Officer of the Company, as the Company’s Interim Chief Executive Officer. Mr. Plaga’s appointment is effective as of November 5, 2014. Mr. Plaga will serve as both Chief Financial Officer and Interim Chief Executive Officer until a permanent Chief Executive Officer is named.

Mr. Plaga, age 52, has served as our Chief Financial Officer since October 31, 2008. He was formerly Vice President of Financial Global Processes at Sun Microsystems, Inc. (NASDAQ: JAVA), where he reported to the Chief Financial Officer, and where he oversaw financial planning and forecasting, finance program management, and the finance components of Sun’s Oracle ERP project. Previously he served for six years as chief financial officer of SeeBeyond Technology Corporation (NASDAQ: SBYN), where he was responsible, in addition to his core finance and accounting role, for mergers and acquisitions, legal, information technology, human resources, administration, and facilities. Prior to SeeBeyond, Mr. Plaga served as Chief Financial Officer of Activision, Inc. (NASDAQ: ATVI) for two years, and as Vice President of Finance and Chief Accounting Officer at Activision for six years before that. Mr. Plaga is a Certified Public Accountant with graduate and undergraduate degrees from the University of Southern California.

(e) Entrance into/Adoption of Material Compensatory Plan

In addition to severance benefits payable to Mr. Limongelli under the Amended and Restated Employment Agreement between Mr. Limongelli and the Company, dated February 23, 2011, as an additional severance benefit, the Board unanimously agreed to extend the post-employment exercisability period of 360,135 vested stock options held by Mr. Limongelli until the earlier of the expiration of the term of such options and May 5, 2015. The Board also unanimously agreed to accelerate the vesting of 84,894 shares of restricted stock previously granted to Mr. Limongelli that were otherwise scheduled to vest between January 25, 2015 and February 5, 2015. The Company expects to record a one-time charge in the fourth quarter of 2014 of approximately $1,031,538, or $0.04 per share, related to Mr. Limongelli’s separation compensation.

Item 7.01	Regulation FD Disclosure.

As discussed in Items 2.02 and 5.02 above, we issued press releases regarding our third quarter 2014 financial results, the departure of Victor Limongelli as President, Chief Executive Officer, the resignation of Victor Limongelli as director and the appointment of Barry Plaga as Interim Chief Executive Officer. The text of the press releases are attached hereto as Exhibits 99.1 and 99.2, and are furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

— Exhibit 99.1	Press Release of Guidance Software, Inc., dated November 6, 2014

— Exhibit 99.2	Press Release of Guidance Software, Inc., dated November 6, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: November 6, 2014	By:	/s/ Barry Plaga
	Name:	Barry Plaga
	Title:	Interim Chief Executive Officer and Chief Financial Officer